Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-217480) pertaining to the Stellar Biotechnologies, Inc. 2017 Incentive Compensation Plan of our report dated March 26, 2019, with respect to the financial statements of Edesa Biotech Inc. for the years ended December 31, 2018 and 2017, which appears in this Current Report on Form 8-K/A.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

August 14, 2019